CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in the Prospectus constituting part of this Pre-Effective Amendment No. 1 to the Registration Statement No. 333-72233 on Form S-6 of our report dated February 8, 1999 relating to the financial statments of The Equitable of Colorado Inc., which reports appear in such Prospectus. We also consent to the reference to us under the heading "Financial Statements of Equitable of Colorado" in the Prospectus.


/s/ PricewaterhouseCoopers LLP
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PricewaterhouseCoopers LLP
New York, New York
April 8, 1999